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                                                                     EXHIBIT 4.8



                            OBLIGOR PLEDGE AGREEMENT


         THIS OBLIGOR PLEDGE AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Pledge Agreement"), dated as of July 23, 1999, among Sterling Chemicals, Inc., a Delaware corporation (the "Company"), and each of the Persons (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings provided for or incorporated by reference in Article I below) identified on the signature pages hereto and each other Person that may from time to time become a party to this Pledge Agreement (each a "Pledgor" and collectively the "Pledgors"), and The CIT Group/Business Credit, Inc., as Administrative Agent for each of the Fixed Assets Secured Parties.


                              W I T N E S S E T H:

         WHEREAS, pursuant to a Revolving Credit Agreement, dated as of the date hereof (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Company, Sterling Canada, Inc., a Delaware corporation, Sterling Pulp Chemicals US, Inc., a Delaware corporation, Sterling Pulp Chemicals, Inc., a Georgia corporation, Sterling Fibers, Inc., a Delaware corporation, Sterling Chemicals Energy, Inc., a Delaware corporation, and Sterling Chemicals International, Inc., a Delaware corporation, (collectively, the "Borrowers"), the various financial institutions as are, or may from time to time become, parties thereto (the "Lenders"), DLJ Capital Funding, Inc., as the Syndication Agent, Credit Suisse First Boston, as the Documentation Agent, and the Administrative Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Borrowers;

         WHEREAS, as a condition precedent to the making of any Credit Extension under the Credit Agreement, the Pledgors are required to execute and deliver this Pledge Agreement;

         WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement; and

         WHEREAS, it is in the best interests of the Pledgors to execute this Pledge Agreement inasmuch as the Pledgors will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders pursuant to the Credit Agreement;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Fixed Assets Lenders to make Fixed Assets Loans (including the initial Fixed Assets Loans) to the Borrowers pursuant to the Credit

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Agreement, each of the Pledgors and the Administrative Agent, for the ratable benefit of each Fixed Assets Secured Party, agrees as follows:



                                    ARTICLE I
                                   DEFINITIONS

         SECTION I.1. Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Borrowers" is defined in the first recital.

         "Collateral" is defined in Section 2.1.

         "Company" is defined in the preamble.

         "Credit Agreement" is defined in the first recital.

         "Distributions" means all stock dividends, liquidating dividends, Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers or consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other Capital Securities constituting Collateral, but shall not include Dividends.

         "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business, but shall not include liquidating dividends.

         "Fixed Assets Termination Date" means the date on which all Fixed Assets Obligations have been paid in full in cash, all Rate Protection Agreements where the counterparty is a Fixed Assets Lender (or its Affiliate) have been terminated and the Fixed Assets Loan Commitment shall have terminated.

         "Lenders" is defined in the first recital.

         "Pledge Agreement" is defined in the preamble.

         "Pledged Property" means all Pledged Shares, all other pledged Capital Securities, all other equity securities, all assignments of any amounts due or to become due with respect thereto and all other instruments which are now being delivered by the Pledgor to the Administrative Agent or may from time to time hereafter be delivered by the Pledgor to the Administrative Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.


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         "Pledged Share Issuer" means each Person identified in Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person and each other Person whose Capital Securities are required to be pledged hereunder and under the Credit Agreement from time to time.

         "Pledged Shares" means the Capital Securities of any Pledged Share Issuer in the amounts and percentages listed in Attachment 1 hereto.

         "Pledgor" and "Pledgors" are defined in the preamble.

         "Securities Act" is defined in clause (a) of Section 6.2.

         SECTION I.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION I.3. U.C.C. Definitions. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.


                                   ARTICLE II
                                     PLEDGE

         SECTION II.1. Grant of Security Interest. Each Pledgor hereby pledges, hypothecates, assigns, charges, delivers and transfers to the Administrative Agent, for the ratable benefit of each of the Fixed Assets Secured Parties, and hereby grants to the Administrative Agent, for the ratable benefit of the Fixed Assets Secured Parties, a continuing security interest in, all of the following property (collectively, the "Collateral"):

                  (a) all issued and outstanding Pledged Shares of each Pledged Share Issuer identified in Item A of Attachment 1 hereto;


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                  (b) all other Pledged Shares issued from time to time;

                  (c) all other Pledged Property, whether now or hereafter delivered to the Administrative Agent in connection with this Pledge Agreement;

                  (d) all Dividends, Distributions and other payments and rights with respect to any Pledged Property; and

                  (e) all proceeds of any of the foregoing.

         SECTION II.2. Security for Fixed Assets Obligations. This Pledge Agreement secures the payment in full and in cash of all Fixed Assets Obligations.

         SECTION II.3. Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

         SECTION II.4. Dividends on Pledged Shares. In the event that any Dividend is to be paid on any Pledged Share at a time when (x) no Default of the nature referred to in Section 8.1.9 of the Credit Agreement has occurred and is continuing, and (y) no Event of Default has occurred and is continuing, such Dividend may be paid directly to the applicable Pledgor. If any such Default or Event of Default has occurred and is continuing, then any such Dividend shall be paid directly to the Administrative Agent.

         SECTION II.5. Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall:

                  (a) remain in full force and effect until the Fixed Assets Termination Date;

                  (b) be binding upon each Pledgor and its successors, transferees and assigns; and

                  (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Fixed Assets Secured Parties.

Without limiting the foregoing clause (c), any Fixed Assets Lender may assign or otherwise transfer (in whole or in part) any Fixed Assets Loan Commitment or any Fixed Assets Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Fixed Assets Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of

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Section 10.11 of the Credit Agreement. The security interest granted herein shall terminate and all rights to the Collateral shall revert to each Pledgor on the Fixed Assets Termination Date. Upon any such termination or release of Collateral, the Administrative Agent will, at each Pledgor's sole expense, deliver to such Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination or release.

         SECTION II.6. Security Interest Absolute. All rights of the Administrative Agent and the Liens granted to the Administrative Agent hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional, irrespective of

                  (a) any lack of validity or enforceability of any Loan
         Document,

                  (b) the failure of any Fixed Assets Secured Party

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against any Pledgor, any other Obligor or any other Person under the provisions of the Loan Documents or otherwise, or

                           (ii) to exercise any right or remedy against any
                  guarantor of, or collateral securing, any Fixed Assets Obligations of any Pledgor or any other Obligor,

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Fixed Assets Obligations or any other extension, compromise or renewal of any Obligation of any Pledgor or any other Obligor,

                  (d) any reduction, limitation, impairment or termination of any Fixed Assets Obligation of any Pledgor or any other Obligor for any reason (other than the repayment in full and in cash of all Fixed Assets Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Pledgor hereby waives any right to or claim of) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Fixed Assets Obligation of any Pledgor, any other Obligor or otherwise,

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Documents,

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or

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         addition to or consent to departure from any guaranty, for any of the
         Fixed Assets Obligations, or

                  (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Pledgor, any other Obligor, any surety or any guarantor.

         SECTION II.7. Postponement of Subrogation, etc. No Pledgor will exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the Fixed Assets Termination Date. Any amount paid to any Pledgor on account of any payment made hereunder prior to the Fixed Assets Termination Date shall be held in trust for the benefit of the Fixed Assets Secured Parties and shall immediately be paid to the Administrative Agent, for the ratable benefit of the Fixed Assets Secured Parties, and credited and applied against the Fixed Assets Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

                  (a) any Pledgor has made payment to the Administrative Agent for the ratable benefit of the Fixed Assets Secured Parties of all or any part of the Fixed Assets Obligations, and

                  (b) the Fixed Assets Termination Date has occurred,

each Fixed Assets Secured Party agrees that, at such Pledgor's request, the Administrative Agent, on behalf of the Fixed Assets Secured Parties, will execute and deliver to such Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Pledgor of an interest in the Fixed Assets Obligations resulting from such payment by such Pledgor. In furtherance of the foregoing, prior to the Fixed Assets Termination Date, each Pledgor shall refrain from taking any action or commencing any proceeding against any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Pledge Agreement to the Administrative Agent or any other Fixed Assets Secured Party.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SECTION III.1. Warranties, etc. Each Pledgor represents and warrants unto each Fixed Assets Secured Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by such Pledgor to the Administrative Agent of any Collateral, as set forth in this Article.


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         SECTION III.2. Ownership, No Liens, etc. Each Pledgor is the legal and beneficial owner of, and has good and valid title to (and has full right and authority to pledge and assign) the Collateral, free and clear of all Liens, except any Lien granted pursuant hereto in favor of the Administrative Agent or any Permitted Lien.

         SECTION III.3. Valid Security Interest. The execution and delivery of this Pledge Agreement creates a valid first-priority security interest in the Collateral and (a) in the case of the Pledged Shares, upon the delivery of such Collateral to the Administrative Agent, such security interest will be a valid first-priority, perfected security interest; and (b) in the case of all other Collateral, upon the filing of the U.C.C. financing statements (Form U.C.C.-1) delivered by the Pledgors to the Administrative Agent with respect to such Collateral, such security interest will be a valid first-priority, perfected security interest. Each Pledgor has filed all U.C.C. financing statements (Form U.C.C.-1) referred to above in the appropriate offices therefor (or has provided the Administrative Agent with copies thereof suitable for filing in such offices) and has taken all of the other actions referred to above necessary to create perfected and first-priority security interests in the applicable Collateral.

         SECTION III.4. As to Pledged Shares. In the case of any Pledged Shares constituting Collateral, all such Pledged Shares are duly authorized and validly issued, fully paid and non-assessable, and constitute all of the issued and outstanding Capital Securities of each Pledged Share Issuer. No Pledgor has any Subsidiaries of which it directly owns any Capital Securities other than the Pledged Share Issuers, Foreign Restricted Subsidiaries or Unrestricted Subsidiaries. All Pledged Shares are certificated, have been delivered to the Administrative Agent with stock powers, accompanied by undated instruments of transfer duly executed in blank and the Administrative Agent has "control" (as defined in the U.C.C.) of such Pledged Shares.

         SECTION III.5. Authorization, Approval, etc. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, regulatory body or other Person (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect) is required either

                  (a) for the pledge by such Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery and performance of this Pledge Agreement by such Pledgor, or

                  (b) for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement, provided, however, that in order to exercise the voting and certain other rights provided for in this Pledge Agreement, the Pledged Shares must be transferred into the name of the Administrative Agent on the books and records of the Pledged Share Issuer prior to the exercise of such voting or other rights.


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         SECTION III.6. Compliance with Laws. Each Pledgor is in compliance with the requirements of all applicable laws (including, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every Governmental Authority, the non-compliance with which could have a Material Adverse Effect or adversely affect the value of the Collateral.


                                   ARTICLE IV
                                    COVENANTS

         SECTION IV.1. Protect Collateral; Further Assurances, etc. Except for the second priority Lien in favor of the Trustee on the Capital Securities of each Borrower other than the Company and the second priority Lien in favor of the trustee under the Senior Secured Discount Notes Indenture on the Capital Securities of the Company, no Pledgor will sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Administrative Agent hereunder or as permitted under Section 7.2.3 and 7.2.11 of the Credit Agreement). Each Pledgor will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Each Pledgor agrees that at any time, and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. No Pledgor will permit any Pledged Share Issuer to issue any Capital Securities unless the same are immediately delivered and pledged to the Administrative Agent hereunder.

         SECTION IV.2. Stock Powers, etc. Each Pledgor agrees that all Pledged Shares (and all other Capital Securities constituting Collateral) delivered by such Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed, undated stock powers or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent. Each Pledgor will, from time to time upon the reasonable request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence of any Event of Default, promptly cause each Pledged Share Issuer to transfer any Pledged Shares or other Capital Securities constituting Collateral into the name of any nominee designated by the Administrative Agent.

         SECTION IV.3. Continuous Pledge. Subject to Section 2.4, each Pledgor will, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Shares and all other Capital Securities constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other Capital Securities, instruments, proceeds and rights from time

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to time received by or distributable to such Pledgor in respect of any
Collateral. Any Distributions on Pledged Shares consisting of Capital Securities will be certificated.

         SECTION IV.4. Voting Rights; Dividends, etc. Each Pledgor agrees:

                  (a) if any Default of the nature referred to in Section 8.1.9 of the Credit Agreement or an Event of Default shall have occurred and be continuing, promptly upon receipt thereof by such Pledgor and without any request therefore by the Administrative Agent, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends, Distributions and all proceeds of the Collateral, all of which shall be held by the Administrative Agent as additional Collateral for use in accordance with Section 6.4; and

                  (b) if any Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified such Pledgor of the Administrative Agent's intention to exercise its voting power under this Section:

                           (i) the Administrative Agent may exercise (to the
                  exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other Capital Securities constituting Collateral and such Pledgor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

                           (ii) promptly to deliver to the Administrative Agent
                  such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Dividends, Distributions and proceeds which may at any time and from time to time be held by any Pledgor but which such Pledgor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by such Pledgor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in this Section, each Pledgor have the exclusive power to exercise all voting and other consensual rights with respect to any Capital Securities(including any of the Pledged Shares) constituting Collateral and the Administrative Agent shall, upon the written request of such Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise such powers with respect to any such share of Capital Securities (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or action taken by any Pledgor that would materially impair the value of any Collateral or be inconsistent with or violate any provision of the Loan Documents.


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                                    ARTICLE V
                            THE ADMINISTRATIVE AGENT

         SECTION V.1. Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Administrative Agent as such Pledgor's attorney-in-fact, with full authority and in the name, place and stead of the Pledgor or in its own name, from time to time in the Administrative Agent's discretion, to take, upon the occurrence and during the continuance of any Event of Default, any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

                  (a) to ask, demand, collect, sue for, recover, compromise and receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

                  (c) to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION V.2. Administrative Agent May Perform. If any Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Pledgor pursuant to Section 6.5.

         SECTION V.3. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Fixed Assets Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for

                  (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or

                  (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.


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         SECTION V.4. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the relevant Pledgor reasonably requests in writing from time to time, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. If an Event of Default has occurred and is continuing, the Administrative Agent shall not be required to comply with any request of the Pledgor with respect to the matters described in this Section.


                                   ARTICLE VI
                                    REMEDIES

         SECTION VI.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:

                  (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) The Administrative Agent may

                           (i) transfer all or any part of the Collateral into
                  the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien and security interest hereunder,

                           (ii) notify the parties obligated on any of the
                  Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

                           (iii) enforce collection of any of the Collateral by
                  suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or


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                  renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                           (iv) endorse any checks, drafts or other writings in
                  each Pledgor's name to allow collection of the Collateral,

                           (v) take control of any proceeds of the Collateral
                  and

                           (vi) execute (in the name, place and stead of any
                  Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION VI.2. Securities Laws. If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to
Section 6.1, each Pledgor agrees that, upon request of the Administrative Agent, such Pledgor will use commercially reasonable efforts to, at its own expense:

                  (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  (b) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent;

                  (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

                  (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Each Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Administrative Agent or the Fixed Assets Secured Parties by reason of the failure by such Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if such Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Administrative Agent) of the Collateral on the date the Administrative Agent shall demand compliance with this Section.

         SECTION VI.3. Compliance with Restrictions. Each Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to any Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION VI.4. Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section
10.4 of the Credit Agreement and Section 6.5 below) in whole or in part by the Administrative Agent against, all or any part of the Fixed Assets Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or other proceeds held by the Administrative Agent and remaining after the Fixed Assets Termination Date, shall be paid over to the applicable Pledgor or to whomsoever may be lawfully entitled to receive such surplus. The Pledgors shall remain liable on a joint and several basis for any deficiency.

         SECTION VI.5. Indemnity and Expenses. Each Pledgor hereby jointly and severally indemnifies and holds harmless the Administrative Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from the Administrative Agent's gross negligence or wilful misconduct, and each Pledgor will pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur, in each case, in connection with:

                  (a) the administration of this Pledge Agreement;

                  (b) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral;

                  (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

                  (d) the failure by any Pledgor to perform or observe any of the provisions hereof.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION VII.1. Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION VII.2. Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be) and each Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION VII.3. Protection of Collateral. The Administrative Agent may from time to time, at its option, and at the expense of the Pledgors, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION VII.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and addressed, delivered or transmitted, if to any Pledgor, at the address or facsimile number of the Company provided for in the Credit Agreement, and, if to the Administrative Agent, at the address or facsimile number provided for in the Credit Agreement, or as to any such party at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice,
(a)(i) if mailed and properly addressed with postage prepaid or (ii) if properly addressed and sent by pre-paid courier service, shall be deemed given when such notice has been received or (b) if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

         SECTION VII.5. Headings. The various headings of this Pledge Agreement are inserted for convenience only, and shall not affect the meaning or interpretation of this Pledge Agreement or any provisions hereof.

         SECTION VII.6. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Pledge Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION VII.7. Governing Law. THIS PLEDGE AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING THE LAW OF CONFLICTS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         SECTION VII.8. Counterparts. This Pledge Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement. This Pledge Agreement shall become effective and binding upon any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been received by the Administrative Agent.

         SECTION VII.9. Additional Pledgors. Upon the execution and delivery by any other Person of an instrument in the form of Annex I hereto, together with the Schedule thereto, such Person shall become a "Pledgor" hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                     STERLING CHEMICALS, INC.




                                     By
                                       --------------------------------------
                                         Title:


                                     STERLING CANADA, INC.


                                     By
                                       --------------------------------------
                                         Title:


                                     STERLING PULP CHEMICALS US, INC.


                                     By
                                       --------------------------------------
                                         Title:


                                     THE CIT GROUP/BUSINESS CREDIT, INC.,
                                          as Administrative Agent


                                     By
                                       --------------------------------------
                                         Title:

                                  ATTACHMENT 1
                                       to
                                Pledge Agreement



[NAME OF PLEDGOR]


Pledged Shares                          Capital Securities
--------------              --------------------------------------------
                            Authorized      Outstanding      % of Shares
Pledged Share Issuer          Shares           Shares          Pledged
--------------------        ----------      -----------      -----------

                                                                         ANNEX I
                                                     to Obligor Pledge Agreement


                     SUPPLEMENT TO OBLIGOR PLEDGE AGREEMENT

         This SUPPLEMENT NO. ___, dated as of ________ __, ____ (this "Supplement"), to the Obligor Pledge Agreement, dated as of July __, 1999 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Pledge Agreement"), among the initial signatories thereto and each other Person which from time to time thereafter became a party thereto pursuant to Section 7.9 thereof (each, individually, a "Pledgor", and, collectively, the "Pledgors"), in favor of THE CIT GROUP/BUSINESS CREDIT INC., as Administrative Agent for each of the Fixed Assets Secured Parties (such term and all other capitalized terms being used herein with the meanings provided, or incorporated by reference, in the Pledge Agreement), is made by the undersigned.


                              W I T N E S S E T H:

         WHEREAS, pursuant to a Revolving Credit Agreement, dated as of July __, 1999 (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Company, Sterling Canada, Inc., a Delaware corporation, Sterling Pulp Chemicals US, Inc., a Delaware corporation, Sterling Pulp Chemicals, Inc., a Georgia corporation, Sterling Fibers, Inc., a Delaware corporation, Sterling Chemicals Energy, Inc., a Delaware corporation, and Sterling Chemicals International, Inc., a Delaware corporation, (collectively, the "Borrowers"), the various financial institutions as are, or may from time to time become, parties thereto (the "Lenders"), DLJ Capital Funding, Inc., as the Syndication Agent, Credit Suisse First Boston as the Documentation Agent and the Administrative Agent, the Lenders and the Issuer have extended Commitments to make Credit Extensions to the Borrowers;

         WHEREAS, as a condition precedent to the making and maintenance of Fixed Assets Loans under the Credit Agreement, the undersigned is required to execute and deliver this Supplement;

         WHEREAS, the undersigned has duly authorized the execution, delivery and performance of this Supplement and the Pledge Agreement;

         WHEREAS, the Pledge Agreement provides that additional parties may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement;

         WHEREAS, pursuant to the provisions of Section 7.9 of the Pledge Agreement, the undersigned is becoming a Pledgor under the Pledge Agreement; and

         WHEREAS, the undersigned desires to become a Pledgor under the Pledge Agreement in order to induce the Fixed Assets Lenders to continue to make and maintain Fixed Assets Loans under the Credit Agreement as consideration therefor;

         NOW, THEREFORE, the undersigned agrees, for the benefit of each Fixed Assets Secured Party, as follows:

         SECTION 1. In accordance with the Pledge Agreement, the undersigned by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if it were an original signatory thereto as a Pledgor and Attachment I hereto shall be deemed to be part of Attachment I thereto. In furtherance of the foregoing, each reference to a "Pledgor" in the Pledge Agreement shall be deemed to include the undersigned.

         SECTION 2. The undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

         SECTION 3. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect in accordance with its terms.

         SECTION 4. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired.

         SECTION 5. Without limiting the provisions of the Credit Agreement (or any other Loan Document, including the Pledge Agreement), the undersigned agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including reasonable attorneys' fees and expenses of the Administrative Agent.

         SECTION 6. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE

STATE OF NEW YORK, EXCLUDING THE LAW OF CONFLICTS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         SECTION 7. This Supplement hereby incorporates by reference the provisions of the Pledge Agreement, which provisions are deemed to be a part hereof, and this Supplement shall be deemed to be a part of the Pledge Agreement.

         SECTION 8. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement. This Supplement shall become effective and binding upon the Pledgor when a counterpart hereof executed on behalf of the Pledgor shall have been received by the Administrative Agent.

         IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       [NAME OF ADDITIONAL PLEDGOR]


                                       By:
                                          ----------------------------------
                                             Name:
                                             Title:



ACKNOWLEDGED AND ACCEPTED BY:

THE CIT GROUP/BUSINESS CREDIT INC.,
 as Administrative Agent


By:
   ---------------------------------
      Name:
      Title:

                                                                 ATTACHMENT 1
                                                                      to
                                                               Supplement No. __
                                                               Pledge Agreement



[NAME OF PLEDGOR]


 Pledged Shares
 --------------
Pledged Share Issuer                    Capital Securities
--------------------        --------------------------------------------
                            Authorized      Outstanding      % of Shares
                              Shares           Shares          Pledged
                            ----------      -----------      -----------